Exhibit 99.1

Chicago Atlantic BDC, Inc. Schedules Third Quarter 2024 Financial Results Conference Call

NEW YORK, October 21, 2024 (GLOBE NEWSWIRE)— Chicago Atlantic BDC, Inc. (“Chicago Atlantic BDC” or the “Company”) (NASDAQ: LIEN), a specialty finance company that has elected to be regulated as a business development company, today announced it will report financial results for its third quarter ended September 30, 2024, before market open on Friday, November 8, 2024.

Chicago Atlantic BDC will host a conference call and webcast to discuss the Company's financial results at 8:00 a.m. Eastern Time on Friday, November 8, 2024. Participants may register for the call here. A live webcast of the call will also be available on the Chicago Atlantic BDC website at lien.chicagoatlantic.com.

A replay of the call will be available at lien.chicagoatlantic.com by the end of day November 8, 2024.

Call Details – Chicago Atlantic BDC, Inc. Third Quarter 2024 Financial Results:

•	When: Friday, November 8, 2024

•	Time: 8:00 a.m. ET

•	Webcast Live Stream: https://edge.media-server.com/mmc/p/525dhocn

•	Replay: lien.chicagoatlantic.com

About Chicago Atlantic BDC, Inc.

The Company is a specialty finance company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended, and has elected to be treated as a regulated investment company for U.S. federal income tax purposes. The Company’s investment objective is to maximize risk-adjusted returns on equity for its stockholders by investing primarily in direct loans to privately held middle-market companies, with a focus on cannabis companies. The Company is managed by Chicago Atlantic BDC Advisers, LLC, an investment manager focused on the cannabis and other niche or underfollowed sectors. For more information, please visit lien.chicagoatlantic.com.

Forward-Looking Statements

Certain information contained herein may constitute “forward-looking statements” that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements including, without limitation, the risks, uncertainties and other factors identified in the

Company’s filings with the Securities and Exchange Commission. Investors should not place undue reliance on these forward-looking statements, which apply only as of the date on which the Company makes them. The Company does not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law.

Contact:

Tripp Sullivan

SCR Partners

LIEN@chicagoatlantic.com